                                                                EXHIBIT 3.7


--------------------------------------------------------------------------------
     MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------

(FOR BUREAU USE ONLY)               FILED                  DATE RECEIVED

                                    DEC 23 1986            DEC 23 1986

                                Administrator
                       MICHIGAN DEPARTMENT OF COMMERCE
                       Corporation & Securities Bureau
--------------------------------------------------------------------------------


                      RESTATED ARTICLES OF INCORPORATION
                   FOR USE BY DOMESTIC PROFIT CORPORATIONS
  (Please read instructions and Paperwork Reduction Act notice on last page)

        Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

--------------------------------------------------------------------------------
1.      The present name of the corporation is:  GRAND MACHINING CO.

2.      The corporation identification number (CID) assigned by the Bureau is:
         081-636

3.      All former names of the corporation are: none

4.      The date of filing the original Articles of Incorporation was:
         March 3, 1954
--------------------------------------------------------------------------------

    The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

--------------------------------------------------------------------------------
The name of the corporation is: GRAND MACHINING CO.

--------------------------------------------------------------------------------

ARTICLE II

--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is organized are: to engage in any activities within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


--------------------------------------------------------------------------------
SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

--------------------------------------------------------------------------------
The total authorized capital stock is:

1.  Common shares 500                 Par Value Per Share $ 100.00

    Preferred shares ________________ Par Value Per Share $ ___________

and/or shares without par value as follows:

2.  Common shares ___________________ Stated Value Per Share $ ________

    Preferred shares ________________ Stated Value Per Share $ _______

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

       Each share of common stock shall have one vote and be equal to every other share of common stock in all respects.



--------------------------------------------------------------------------------

ARTICLE IV

--------------------------------------------------------------------------------
1.  The address of the current registered office is:

    1600 West Maple Road,             Troy        , Michigan     48084
    ----------------------------------------------           ---------------
      (Street Address)                      (City)              (ZIP Code)

2.  The mailing address of the current registered office if different than above:
                                                   Michigan
    ----------------------------------------------,         ----------------
     (P.O. Box)                    (City)                       (ZIP Code)

3.  The name of the current resident agent is:  Stephen Grand

--------------------------------------------------------------------------------

ARTICLE V

--------------------------------------------------------------------------------
When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

--------------------------------------------------------------------------------
SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VI

--------------------------------------------------------------------------------
Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

--------------------------------------------------------------------------------

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

    a. [ ] These Restated Articles of Incorporation were duly adopted on the ____ day of _____________, 19__, in accordance with the provisions of
       Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

       Signed this _____day of __________________________________, 19 ______

       ___________________________________  ________________________________

       ___________________________________  ________________________________
           (Signatures of all incorporators: type or print name under each signature)

    b.[XX] Thes Restated Articles of Incorporation were duly adopted on the 18th day of December, 1986, in accordance with the provisions of
           Section 642 of the Act and: (check one of the following)

       [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     [XXX] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.


       [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

       [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.


                                  Signed this 18th day of December, 1986

                                  By /s/ Stephen Grand
                                     ------------------------------------
                                     (Signature)

                                     Stephen Grand - President
                                     ------------------------------------
                                           (Type or Print Name and Title)


SEAL APPEARS ONLY ON ORIGINAL